           As filed with the Securities and Exchange Commission on July 2, 1996
                                                   Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                  PROXIM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ---------------------------

           DELAWARE                                           77-0059429
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                            295 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94943
                                 (415) 960-1630
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ---------------------------

                          1995 LONG-TERM INCENTIVE PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS

                           ---------------------------

                                KEITH E. GLOVER
                            CHIEF FINANCIAL OFFICER
                AND VICE PRESIDENT OF FINANCE AND ADMINISTRATION
                                  PROXIM, INC.
                           295 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 960-1630
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                    Copy to:
                            RICHARD C. DEGOLIA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                           ---------------------------

                                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                      PROPOSED            PROPOSED
                                                                      MAXIMUM             MAXIMUM
          TITLE OF EACH CLASS                      AMOUNT             OFFERING           AGGREGATE              AMOUNT OF
            OF SECURITIES TO                        TO BE              PRICE              OFFERING            REGISTRATION
             BE REGISTERED                       REGISTERED          PER SHARE             PRICE                 FEE (3)
==========================================================================================================================
Common Stock, $.001 par value, per share
  -  1995 Long-Term Incentive Plan                1,000,000         $31.75   (1)       $31,750,000 (1)       $10,948.28 (1)
  -  1993 Employee Stock Purchase Plan              200,000         $26.9875 (2)        $5,397,500 (2)        $1,861.21 (2)
                                                  ---------                             ----------           ----------
        TOTAL                                     1,200,000                            $37,147,500           $12,809.49
==========================================================================================================================

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 1,000,000 shares authorized and reserved for issuance under the 1995 Long-Term Incentive Plan has been estimated to be the closing price reported in the Nasdaq National Market on June 25, 1996.

(2) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 200,000 shares recently authorized and reserved for issuance under the 1993 Employee Stock Purchase Plan has been estimated to be 85% of the closing price reported in the Nasdaq national Market on June 25, 1996.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one twenty-ninth of one per centum of the maximum aggregate price at which such securities are proposed to be offered."

===============================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Company's Annual Report on Form 10-K filed with the SEC for the for year ended December 31, 1995.

         (b) The Company's Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 1996.

         (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 21, 1993 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain c for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit Number

             5.1 Opinion of Wilson Sonsini Goodrich & Rosati Sonsini, Goodrich & Rosati, P.C., as to the legality of securities being registered.

             10.2              1993 Employee Stock Purchase Plan, as amended

             10.9              1995 Long-Term Incentive Plan, as amended

             23.1              Consent of Price Waterhouse LLP

             23.2              Consent of Counsel (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales am being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the on of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Proxim, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on July 2, 1996.


                                      PROXIM, INC.



                                      By: /s/ David C. King
                                          -------------------------------------
                                          David C. King,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below consulates and appoints David C. King and Keith E. Glover, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents m connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                       TITLE                               DATE
- -----------------------------     -----------------------------------    ------------
/s/  David C. King                President and Chief Executive          July 2, 1996
- -----------------------------     Officer, Director (Principal
David C. King                     Executive Officer), Chairman of
                                  the Board of Directors


/s/  Keith E. Glover              Chief Financial Officer, Vice          July 2, 1996
- -----------------------------     President of Finance and
Keith E. Glover                   Administration (Principal Financial
                                  and Accounting Officer)


/s/  Raymond Chin                 Director                               July 2, 1996
- -----------------------------
Raymond Chin


/s/  Leslie G. Denend             Director                               July 2, 1996
- -----------------------------
Leslie G. Denend


/s/  Michael Kaufman              Director                               July 2, 1996
- -----------------------------
Michael Kaufman


/s/  G. Russell Mortenson         Director                               July 2, 1996
- -----------------------------
G. Russell Mortenson

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ---------------------


                                    EXHIBITS


                             ---------------------


                       REGISTRATION STATEMENT ON FORM S-8

                                  PROXIM, INC.

                                  JULY 2, 1996

                                INDEX TO EXHIBITS

Exhibit Number                       Description
- --------------     ------------------------------------------------------------
     5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation

    10.2           1993 Employee Stock Purchase Plan, as amended

    10.9           1995 Long-Term Incentive Plan, as amended

    23.1           Consent of Price Waterhouse LLP

    23.2           Consent of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation (Contained in Exhibit 5.1)